Exhibit 10.18

STOCK OPTION AGREEMENT

An option (“Option”) is hereby granted by Customers Bancorp, Inc. (the “Company”) to the individual named below (the “Optionee”), for and with respect to the [voting/non-voting] common stock of the Company, one dollar ($1.00) par value per share (“Common Stock”), subject to the following terms and conditions:

1. Subject to the provisions set forth herein and the terms and conditions of the Customers Bancorp, Inc. 2010 Stock Option Plan (the “Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee an option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below.

Name of Optionee:

Option Price Per Share:

Date of Grant:

Number of Shares:

2.           At the time of exercise of the Option, payment of the purchase price must be made in cash or by the delivery to the Company of other Common Stock owned by Optionee for at least six months as of the date of exercise, valued at its fair market value on the date of exercise, or in any combination of cash and such Common Stock so valued.  In addition, the Optionee may pay the purchase price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon exercise of the Option that number of shares having an aggregate Fair Market Value as of the date of exercise equal to the purchase price of the Option, or the applicable portion of the purchase price if the Option is not exercised in full.

3.           This Option shall become vested and exercisable in accordance with the terms of Section 7.1(c)(1) and (2) of the Plan, respectively.  In no event shall this Option be exercisable after [].

4.           The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

5.           In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation.  In the event the Option shall be exercised in part, or a change in the number of shares or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

6.           The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

7.           The Optionee hereby acknowledges receipt of a copy of the Plan, the terms of which are incorporated herein by reference.

8.           Terms and phrases not expressly defined in this Agreement shall have the same meaning as the definitions set forth in the Plan.  In all other respects, this Agreement shall be construed, administered and governed under and by the laws of the Commonwealth of Pennsylvania.

CUSTOMERS BANCORP, INC.

By:
signature

The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

OPTIONEE

signature